UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2018

TRACK GROUP, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	000-23153	87-0543981
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

200 E. 5th Avenue, Suite 100, Naperville, Illinois 60563
(Address of principal executive offices)

(877) 260-2010
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01
Entry into a Material Definitive Agreement.

On July 19, 2018 Track Group, Inc. (the “Company”) and Conrent Invest S.A., acting on behalf of its compartment, Safety 2 (“Conrent”), amended the facility agreement originally entered into by and between the parties on December 30, 2013 (the “Amended Facility Agreement”), which Amended Facility Agreement alters certain provisions of the Company’s existing $30.4 million unsecured debt facility. Effective July 19, 2018, the Amended Facility Agreement (i) extends the Maturity Date to the earlier of either April 1, 2019 or the date upon which the Outstanding Principal Amount, as defined therein, is repaid by the Company, and (ii) provides that in the event of a Change of Control, as defined therein, Conrent shall immediately cancel the facility and declare the Outstanding Principal Amount, together with unpaid interest, immediately due and payable.

Disclaimer.

The foregoing description of the Amended Facility Agreement does not purport to be complete and is qualified, in its entirety, by reference to the full text of the Amended Facility Agreement, attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference herein.

Item 9.01
Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRACK GROUP, INC.

Date: July 19, 2018	By:	/s/ Peter K. Poli
Peter K. Poli
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment to Facility Agreement by and between Track Group, Inc. and Conrent S.A., acting on behalf of its compartment “Safety 2,” dated July 19, 2018